Exhibit 99(a)(1)(ii)

LETTER OF TRANSMITTAL
to Tender Shares of Common Stock
of

CreXus Investment Corp.
for
$13.00 Plus an Amount in Lieu of Dividends, Net Per Share

In Response to the Offer to Purchase Dated March 18, 2013
of

CXS Acquisition Corporation
a wholly owned subsidiary of

Annaly Capital Management, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON TUESDAY, APRIL 16, 2013, UNLESS THE OFFER IS EXTENDED.

Mail or deliver this Letter of Transmittal, together with the certificate(s) representing your shares, to:

If delivering by mail, hand, express mail, courier,
or other expedited service:

American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219

In response to the offer of CXS Acquisition Corporation to purchase all the shares of Crexus Investment Corp. common stock (“Common Stock”) that are not currently owned by Annaly Capital Management, Inc., the undersigned surrenders shares of Common Stock by delivering certificates or by book-entry transfer as follows:

DESCRIPTION OF SHARES SURRENDERED

Name(s) and Address(es) of Registered Owner(s) (If Blank, Please Fill in Exactly as Name(s) Appear(s) on Share Certificate(s))	Shares Surrendered (Attached additional list if necessary)

Certificated Shares

	Certificate Number(s)*	Total Number of Shares Represented by Certificate(s)*	Number of Shares Surrendered**	Book Entry Shares Surrendered

Total Shares

* Need not be completed by book-entry stockholders.
** Unless otherwise indicated, it will be assumed that all shares of common stock represented by the listed certificates are being surrendered.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A TELEX OR FACSIMILE NUMBER OTHER THAN THE ONES LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Letter of Transmittal is to be used to tender shares of common stock (“Shares”) of CreXus Investment Corp. (the “Company”) in response to a solicitation of tenders by CXS Acquisition Corporation (the “Purchaser”). It, or a related Agent’s Message, must be used whether certificates evidencing Shares are being forwarded with this Letter of Transmittal or whether delivery of Shares is being made by book-entry transfer to the account maintained by the Depositary at The Depositary Trust Company (the “Book-Entry Facility”) as described in the Offer to Purchase. Stockholders whose certificates are not immediately available or who cannot deliver their confirmation of the book-entry transfer of their Shares into the Depositary’s account at the Book-Entry Facility (“Book-Entry Confirmation”) at or before the Expiration Time may use the guaranteed delivery procedure described in the Offer to Purchase to tender their shares. See Instruction 2. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY FACILITY DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

☐ CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING (ONLY FINANCIAL INSTITUTIONS THAT ARE PARTICIPANTS IN DTC MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution:

DTC Participant Number:

Transaction Code Number:

☐ CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING (PLEASE ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY):

Name(s) of Registered Owner(s):

Window Ticket Number (if any)
or DTC Participant Number:

Date of Execution of Notice
of Guaranteed Delivery:

Name of Institution which
Guaranteed Delivery:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to CXS Acquisition Corporation (the “Purchaser”), a Maryland corporation, the shares of common stock (“Shares”) of CreXus Investment Corp. (the “Company”), a Maryland corporation, listed above, in response to the Purchaser’s offer (the “Offer”) to purchase all outstanding Shares that are not already owned by Annaly Capital Management, Inc. at a price per share of $13.00 plus a sum approximating a prorated portion of the dividend the tendering stockholder would have received with regard to the quarter during which the Offer (as described below) expires, net to the sellers in cash, but subject to any required withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 18, 2013 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together with the Offer to Purchase, contains the terms of the Offer).

Subject to, and effective upon, acceptance of the Shares tendered with this Letter of Transmittal for payment in accordance with the Offer, the undersigned hereby sells, assigns, and transfers to, or upon the order of, the Purchaser all right, title and interest in and to all the Shares that are being tendered with this Letter of Transmittal (and any other Shares or other securities issued or issuable in respect of those Shares after March 18, 2013) and irrevocably constitutes and appoints American Stock Transfer & Trust LLC (the “Depositary”) the true and lawful agent and attorney-in-fact of the undersigned with respect to those Shares (and any such other Shares or securities), with full power of substitution, (that power of attorney being an irrevocable power coupled with an interest) to (a) deliver certificates for the Shares (and any such other Shares or securities) or transfer ownership of the Shares (and any such other Shares or securities) on the account books maintained by the Book-Entry Facility, together in either case with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser upon receipt by the Depositary, as the undersigned’s agent, of the purchase price (adjusted, if appropriate, as provided in the Offer to Purchase), (b) present those Shares (and any such other Shares or securities) for transfer on the books of the Company and (c) otherwise exercise all rights of beneficial ownership of the Shares (and any such other Shares or securities), all in accordance with the terms of the Offer.

The undersigned irrevocably appoints the Purchaser, its officers and its designees, and each of them, the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to vote in such manner as each such attorney-in-fact and proxy or his or its substitute, in his or its sole discretion deems proper, and otherwise act (including acting by written consent without a meeting) with respect to, all the Shares tendered by this Letter of Transmittal which have been accepted for payment by the Purchaser prior to the time of the vote or action (and any other Shares or securities issued in respect of those Shares after March 18, 2013). This proxy is irrevocable and is granted in consideration of, and is effective upon, the deposit by the Purchaser with the Depositary of the purchase price for the Shares to which it relates, and acceptance of those Shares for payment, in accordance with the Offer. That acceptance for payment will revoke all prior proxies granted by the undersigned with regard to those Shares (and any such other Shares or other securities) and the undersigned will not give any subsequent proxies with respect to those Shares (or any such other Shares or other securities).

The undersigned represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered by this Letter of Transmittal (and any other Shares or other securities issued in respect of those Shares after March 18, 2013) and that, when those Shares are accepted for payment by the Purchaser, the Purchaser will acquire good and unencumbered titled to the Shares (and any such other Shares or other securities), free and clear of all liens, restrictions, charges, encumbrances or adverse claims. The undersigned, upon request, will execute and deliver any additional documents deemed by the Depositary or the Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered by this Letter of Transmittal (and any such other Shares or other securities) to the Purchaser.

The authority conferred in this Letter of Transmittal will not be affected by, and will survive, the death or incapacity of the undersigned, and any obligation of the undersigned under this Letter of Transmittal or otherwise resulting from the tender of the Shares to which this Letter of Transmittal relates will be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned. Except as stated in the Offer to Purchase, the tender made by this Letter of Transmittal is irrevocable.

The undersigned understands that tenders of Shares pursuant to any one of the procedures described in the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer.

Unless otherwise indicated in the box below captioned “Special Payment Instructions,” please issue the check for the purchase price of the Shares tendered by this Letter of Transmittal, and cause any Shares represented by certificates accompanying this Letter of Transmittal which are not being tendered, or are not accepted for payment, to be registered in the name(s) of the undersigned. Similarly, unless otherwise indicated in the box below captioned “Special Delivery Instructions,” please mail the check for the purchase price and deliver certificates representing any Shares which are not being tendered or are not accepted for payment (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature. If both the Special Delivery Instructions and the Special Payment Instructions are completed, please issue the check for the purchase price and certificates for any Shares that are not being tendered, or are not accepted for payment, in the name of, and deliver the check and certificates, or confirmation of transfer of the Shares at the Book-Entry Facility, to the person or persons indicated. Stockholders delivering Shares by book-entry transfer may request that any Shares not accepted for payment be returned by crediting an account at the Book-Entry Facility, by making an appropriate entry under “Special Payment Instructions.” The undersigned recognizes that the Purchaser has no obligation pursuant to the Special Payment Instructions or otherwise to transfer any tendered Shares which are not accepted for payment from the name of the registered holder of the Shares to the name of another person.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 5, 6 and 7)

To be completed ONLY if Share Certificate(s) not tendered or not accepted for payment and/or the check for the purchase price of Shares accepted for payment are to be issued in the name of someone other than the undersigned or if Shares tendered by book-entry transfer which are not accepted for payment are to be returned by credit to an account maintained at DTC other than that designated above.

Issue: ☐   Check and/or ☐   Share Certificates to:

Name:
(Please Print)

Address:

(Include Zip Code)

(Tax Identification or Social Security Number)

☐ Credit Shares tendered by book-entry transfer that are not accepted for payment to the DTC account set forth below.

(DTC Account Number)

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 5, 6 and 7)

To be completed ONLY if Share Certificate(s) not tendered or not accepted for payment and/or the check for the purchase price of Shares accepted for payment are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown in the box titled “Description of Shares Tendered” above.

Deliver: ☐   Check(s) and/or ☐   Share Certificates to:

Name:
(Please Print)

Address:

(Include Zip Code)

SIGN HERE

(U.S. Holders Please Complete the Attached Substitute IRS Form W-9)
(Non-U.S. Holders Please Complete IRS Form W-8BEN or Other Applicable IRS Form W-8)

Signature(s) of Owner(s)

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted with this Letter of Transmittal. If signature is by trustees, executors, administrators, guardians, attorneys-at-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, please provide the information described in Instruction 5.)

Name(s)

     (Please Print)

Capacity (full title)

Address

     (Include Zip Code)

Area Code and Telephone Number

Tax Identification or Social Security No.

 (U.S. Holders Complete Substitute Form W-9 on reverse)

Dated:  , 2013

GUARANTEE OF SIGNATURE(S)
(See Instructions 1 and 5)

Authorized Signature

Name

Title

Name of Firm

Address

Area Code and Telephone Number

Dated:  , 2013

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal (i) if this Letter of Transmittal is signed by the registered holder of the Shares tendered by it (which, for purposes of this document, includes any participant in the Book-Entry Facility whose name appears on a security position listing as the owner of Shares) unless the holder has completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” on the reverse of this Letter of Transmittal or (ii) if those Shares are tendered for the account of a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company which has an office or correspondent in the United States (collectively, “Eligible Institutions”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5.

2. Delivery of Letter of Transmittal and Certificates. This Letter of Transmittal is to be completed by stockholders either if certificates are being forwarded with it or if tenders of Shares are to be made in accordance with the procedures for delivery by book-entry transfer set forth in the Offer to Purchase. Certificates for all physically tendered Shares, or a Book-Entry Confirmation confirming book-entry transfer of Shares to an account of the Depositary, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or facsimile of one), or an Agent’s Message relating to a Letter of Transmittal, and any other documents required by this Letter of Transmittal, must be received by the Depositary at its addresses set forth above at or prior to the Expiration Time (as defined in the Offer to Purchase). Stockholders whose certificates for Shares are not immediately available, or who cannot deliver Book-Entry Confirmation of book entry transfer of the Shares to the Depositary on or prior to the Expiration Time, may tender their Shares by properly completing and executing a Notice of Guaranteed Delivery in accordance with the guaranteed delivery procedure described in the Offer to Purchase. Pursuant to that procedure, (i) the tender must be made by or through an Eligible Institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Purchaser, must be received by the Depositary prior to the Expiration Time and (iii) the certificates for all physically tendered Shares, or Book-Entry Confirmation regarding Shares tendered by book-entry transfer, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or facsimile of one) and any other documents required by this Letter of Transmittal, must be received by the Depositary within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, all as provided in the Offer to Purchase.

The method of delivery of this Letter of Transmittal, the certificates for Shares and all other required documents, including delivery through the Book-Entry Facility, is at the option and risk of the tendering stockholder and, except as otherwise provided in this Instruction 2, the delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

No alternative, conditional or contingent tenders will be accepted and no fractional Shares will be purchased. All tendering stockholders, by execution of this Letter of Transmittal (or a facsimile of it), waive any right to receive any notice of the acceptance of their Shares for payment.

3. Inadequate Space. If the space provided in this Letter of Transmittal is inadequate, the certificate numbers and numbers of Shares being tendered should be listed on a separate signed schedule which should be attached to this Letter of Transmittal.

4. Partial Tenders. (Not applicable to stockholders who tender by book-entry transfer). If fewer than all the Shares evidenced by a certificate are to be tendered, fill in the number of Shares which are to be tendered in the box entitled “Number of Shares Tendered.” In such case, new certificate(s) for the remainder of the Shares that were evidenced by your old certificate(s) will be sent to you, unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the Expiration Time. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5. Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Shares being tendered, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s), without any alteration, enlargement or change whatsoever.

If any of the tendered Shares are owned of record by two or more joint owners, all the owners must sign this Letter of Transmittal.

If tendered Shares are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations on certificates.

If this Letter of Transmittal or any certificates or stock powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and submit evidence satisfactory to the Purchaser of the person’s authority so to act.

When this Letter of Transmittal is signed by the registered owner(s) of the Shares being tendered, no endorsements of certificates or separate stock powers are required, unless payment or certificates for Shares which are not tendered or purchased are to be issued to a person other than the registered owner(s), in which case, endorsements of certificates or separate stock powers are required and signatures on those certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Shares being tendered, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on the certificates. Signatures on the certificates or stock powers must be guaranteed by an Eligible Institution.

6. Stock Transfer Taxes. Except as set forth in this Instruction 6, the Purchaser will pay or cause to be paid any stock transfer taxes with respect to the transfer and sale to it of Shares it purchases pursuant to the Offer. If payment of the purchase price is to be made to, or if certificates for Shares which are not tendered or are not purchased are to be registered in the name of, any person other than the registered holder, or if tendered certificates are registered in the name of anyone other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes payable on account of the transfer to another person (whether imposed on the registered holder or on the other person) will be deducted from the purchase price unless satisfactory evidence of the payment of, or an exemption from the need to pay, stock transfer taxes is submitted.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates submitted with this Letter of Transmittal.

7. Special Payment and Delivery Instructions. If a check or certificates for unpurchased Shares are to be issued in the name of a person other than the signer of this Letter of Transmittal, or if a check is to be sent or certificates are to be returned to someone other than the signer of this Letter of Transmittal or to an address other than the signer’s address shown above, the appropriate boxes on this Letter of Transmittal must be completed. Stockholders tendering Shares by book-entry transfer may request that any Shares which are not purchased be credited to an account maintained at the Book- Entry Facility which the stockholder designates. If no instructions are given, Shares tendered by book-entry transfer which are not purchased will be returned by crediting the account at the Book-Entry Facility designated above.

8. Requests for Assistance or Additional Copies. Requests for assistance may be directed to, or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from, the Information Agent or the Dealer Manager at their respective addresses set forth below or from your broker, dealer, commercial bank or trust company.

9. Waiver of Conditions. The conditions to the Offer, other than the condition described in the Offer to Purchase as the Majority Tender Condition, may be waived by the Purchaser, in whole or in part, at any time and from time to time in the Purchaser’s sole discretion, as to any Shares which are tendered.

10. Substitute Form W-9. The tendering stockholder is required to provide the Depositary with a correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9 which is provided under “Important Tax Information” below, and to indicate that the stockholder is not subject to backup withholding by checking the box in Part 2 of the Substitute Form W-9. Failure to provide the information on the Substitute Form W-9 may subject the tendering stockholder to 31% Federal income tax withholding from the payment of the purchase price. The box in Part 3 of the Substitute Form W-9 may be checked if the tendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the box in Part 3 is checked and the Depositary is not provided with a TIN within 60 days, the Depositary will withhold 31% from all payments of the purchase price to be made after expiration of that 60 day period until a TIN is provided to the Depositary.

Important: This Letter of Transmittal (or a facsimile of it or an Agent’s Message relating to it), together with certificates or confirmation of book-entry transfer and all other required documents, or a Notice of Guaranteed Delivery, must be received by the Depositary at or prior to the Expiration Time.

(DO NOT WRITE IN THE SPACES BELOW)
Date Received Accepted by Checked by

Certificates Surrendered	Shares Tendered	Shares Accepted	Check No.	Amount of Check	Shares Returned	Certificate No.	Block No.

Delivery Prepared by Checked by Date

IMPORTANT TAX INFORMATION

Under Federal income tax law, a stockholder whose tendered Shares are accepted for payment is required to provide the Depositary with the stockholder’s correct TIN on Substitute Form W-9 below. If the stockholder is an individual, the TIN is his or her social security number. If the Depositary is not provided with the correct TIN, the stockholder may be subject, among other things, to penalties imposed by the Internal Revenue Service. In addition, payments that are made to the stockholder with respect to Shares purchased pursuant to the Offer may be subject to backup withholding.

Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that individual must submit a statement, signed under penalties of perjury, attesting to the individual’s exempt status. A form of statement can be obtained from the Depositary. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

If backup withholding applies, the Depositary is required to withhold 31% of any payments made to the stockholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a stockholder with respect to Shares purchased pursuant to the Offer, the stockholder is required to notify the Depositary of the stockholder’s correct TIN by completing the form below certifying that the TIN provided on the Substitute Form W-9 is correct (or that the stockholder is awaiting a TIN).

What Number to Give the Depositary

The stockholder is required to give the Depositary the social security number or employer identification number of the record owner of the Shares. If the Shares being tendered are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

PAYER’S NAME: American Stock Transfer & Trust Company, LLC

SUBSTITUTE Form W-9 Department of the Treasury, Internal Revenue Service	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number OR Employer Identification Number

Part 2—Check the box if you are NOT subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code because (1) you are exempt from backup withholding, or (2) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (3) the Internal Revenue Service has notified you that you are no longer subject to backup withholding. ☐

Payer’s Request for Taxpayer Identification Number (TIN)	CERTIFICATION—UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE. SIGNATURE DATE	Part 3— Awaiting TIN ☐

NOTE:

FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

The Information Agent for the Offer is:

501 Madison Avenue, 20th floor
New York, New York 10022
Shareholders may call toll free: (877) 687-1875
Banks and Brokers may call collect: (212) 750-5833

The Dealer Manager for the Offer is:

BofA Merrill Lynch

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Bank of America Tower
One Bryant Park
New York, New York 10036
Call toll-free: (888) 803-9655